Exhibit 10.14
LEASE
ACQUIPORT UNICORN, INC.,
Landlord,
and
REMOTELYANYWHERE, INC.
Tenant

TABLE OF CONTENTS
(continued)

30.	PARKING	27
31.	DEFINED TERMS AND HEADINGS	28
32.	TENANT’S AUTHORITY	28
33.	FINANCIAL STATEMENTS AND CREDIT REPORTS	29
34.	COMMISSIONS	29
35.	TIME AND APPLICABLE LAW	29
36.	SUCCESSORS AND ASSIGNS	29
37.	ENTIRE AGREEMENT	29
38.	EXAMINATION NOT OPTION	29
39.	RECORDATION	29
40.	LIMITATION OF LANDLORD’S LIABILITY	29
EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT A-1 — DESCRIPTION OF LOT
EXHIBIT A-2 — DESCRIPTION OF PARK
EXHIBIT B — INITIAL ALTERATIONS
EXHIBIT C — INTENTIONALLY DELETED
EXHIBIT D — RULES AND REGULATIONS

GROSS (BY)-INS OFFICE LEASE
REFERENCE PAGES

BUILDING:	500 Unicorn Park Drive
Unicorn Park
Woburn, Massachusetts 01801

LOT:	The land area described on the attached Exhibit A-1.

PARK:	The office park described on the attached Exhibit A-2.

LANDLORD:	ACQUIPORT UNICORN, INC., a Delaware corporation

LANDLORD’S ADDRESS:	c/o RREEF Management Company
600 Unicorn Park Drive, Woburn, MA 01801

WIRE INSTRUCTIONS	Acquiport Unicorn, Inc.
AND/OR ADDRESS FOR RENT	75 Remittance Drive
PAYMENT:	Suite 1158
Chicago, IL 60675-1158

LEASE REFERENCE DATE:	July 14, 2004

TENANT:	REMOTELYANYWHERE, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:	(a) Prior to the Commencement Date:

67 South Bedford Street, Suite 400 West
Burlington, MA 01803

(b) From and after the Commencement Date:

500 Unicorn Park Drive
Unicorn Park
Woburn, Massachusetts 01801

PREMISES ADDRESS:	500 Unicorn Park Drive
Third Floor
Unicorn Park
Woburn, Massachusetts 01801

PREMISES RENTABLE AREA:	Approximately 4,614 sq. ft. (for outline of Premises see Exhibit A)

COMMENCEMENT DATE:	August 1, 2004.

TERM OF LEASE:	Twenty-Six (26) months beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	September 30, 2006

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3):

					Monthly
Period		Rentable Square	Annual Rent Per		Installment of
from	through	Footage	Square Foot	Annual Rent	Rent

8/1/2004	9/30/2004	4,614	$-0-	$-0-	$-0-
10/1/2004	9/30/2005	4,614	$18.00	$83,052.00	$6,921.00
10/1/2005	9/30/2006	4,614	$19.00	$87,666.00	$7,305.50

BASE YEAR (EXPENSES):	2004

BASE YEAR (INSURANCE):	2004

BASE YEAR (TAXES):	Taxes for July 1, 2004 to June 30, 2005

TENANT’S PROPORTIONATE SHARE:	2.42%

SECURITY DEPOSIT:	$14,226.50 in the form of a Letter of Credit (see Article 5)

ASSIGNMENT/SUBLETTING FEE:	$750.00

AFTER-HOURS HVAC COST:	$45.00 per hour, subject to change at any time

PARKING	3.5 spaces per 1,000 rentable square (See Article 30 on Parking)

REAL ESTATE BROKER DUE COMMISSION:	Meredith & Grew Incorporated, for Landlord; T3 Realty Advisors LLC, for Tenant

TENANT’S SIC CODE:	7372

BUILDING BUSINESS HOURS:	Monday through Friday 8:00 a.m. — 6:00 p.m. Saturday 8:00 a.m. — 1:00 p.m.

AMORTIZATION RATE:	11.00%

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through D, all of which are made a part of this Lease.

LANDLORD:		TENANT:

ACQUIPORT UNICORN, INC., a Delaware corporation		REMOTELYANYWHERE, INC., a Delaware corporation

By:	/s/ Robert Holmes	By:	/s/ George Holmes

Name:	Robert Holmes	Name:	George Holmes

Title:	District Manager	Title:	VP

Dated:	July 19, 2004	Dated:	July 15, 2004

LEASE
     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.
1. USE AND RESTRICTIONS ON USE.
     1.1 The Premises are to be used solely for general office purposes. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.
     1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.
     1.3 The Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto:
          1.3.1 the common facilities included in the Building or the Lot, including common walkways, driveways, lobbies, hallways, ramps, stairways and elevators;
          1.3.2 the common roadways and facilities in the Park, including common walkways, driveways, and the jogging trail and other common amenities, if any;
          1.3.3 the parking facility (including the visitor’s parking area and parking spaces reserved for the disabled), at locations which may from time to time be designated by Landlord. Use of the parking facility shall be subject to the right of the Landlord to restrict parking during snowplowing operations, and during repair, maintenance and restriping work affecting the parking area;
          1.3.4 the pipes, ducts, conduits, wires and appurtenant equipment serving the Premises; and
          1.3.5 if the Premises include less than the entire rentable area of any floor, the common toilets in the central core area of such floor.
Such rights shall always be subject to the Rules and Regulations set forth in Exhibit D as the same may be reasonably amended by the Landlord from time to time, and such other reasonable rules and regulations from time to time established by Landlord by suitable notice, and to the right of Landlord to designate and change from time to time areas and facilities so to be used, provided such designations and changes do not deprive Tenant of the substantive benefits of such areas and facilities.
Not included in the Premises are the ceiling, the floor and all perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the perimeter doors and windows. Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as not unreasonably to interfere with Tenant’s use of the Premises) utility lines, telecommunication lines, shafts, pipes and the like, for the use and benefit of Landlord and other tenants in the Building, and to replace and maintain and repair such lines, pipes and the like, in, over and upon the Premises. Such utility lines, pipes and the like, shall not be deemed part of the Premises under this Lease.
2. TERM.
     2.1 The Term of this Lease shall begin on the date (“Commencement Date”) shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall use reasonable efforts to complete the work to be performed by Landlord pursuant to Exhibit B to this Lease (“Landlord’s Work”) on or before the Commencement Date but Landlord’s failure to complete such work shall not affect the Commencement Date or otherwise delay Tenant’s obligations hereunder. However, if Tenant executes and delivers this Lease to Landlord on or before July 16, 2004, then Landlord shall complete Landlord’s Work on or before the Commencement Date.
     2.2 Tenant shall have the right, with Landlord’s consent, which shall not be unreasonably withheld or delayed, to enter, use or occupy the Premises prior to the Commencement Date for the purpose of installing furniture, telecomm/data equipment and an alarm system. Such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.
3. RENT.
     3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent
     3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.
4. RENT ADJUSTMENTS.
     4.1 For the purpose of this Article 4, the following terms are defined as follows:

          4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.
          4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith; the amounts paid to subsidize the operation of any cafeterias or restaurants in Unicorn Park. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Walt Street Journal prime lending rate announced from time to time. Expenses shall not include Taxes, Insurance Costs, depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.
          4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.
          4.1.4 Insurance Costs: Any and all insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof.
     4.2 If in any Lease Year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), and/or (iii) Insurance Costs paid or incurred by Landlord in any Lease Year shall exceed the amount of such Insurance Costs which became due and payable in the Base Year (Insurance), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share of each such excess amount.
     4.3 The annual determination of Expenses and Insurance Costs shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses and Insurance Costs within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been one hundred percent (100%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.
     4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses, Insurance Costs and/or Taxes under Section 4.1, Article 0 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

     4.5 When the above mentioned actual determination of Tenant’s liability for Expenses, Insurance Costs and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:
          4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and
          4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, promptly refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes and/or Insurance Costs in any Lease Year being less than Expenses and/or Taxes and/or Insurance Costs in the Base Year (Expenses and/or Taxes and/or Insurance).
     4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses, Insurance Costs and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.
5. SECURITY DEPOSIT.
     5.1 Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.
     5.2 The required Security Deposit shall be in the form of an Irrevocable Standby Letter of Credit in favor of Landlord (the “letter of credit”). Under any circumstances under which Landlord is entitled the use of all or a part of the Security Deposit, then, Landlord, in addition to all other rights and remedies provided under the Lease, shall have the right to draw down the full balance of the letter of credit and retain the proceeds; provided, that any such amounts which Landlord shall not be entitled to use shall be held in trust for Tenant and returned to Tenant upon expiration of the Term. The following terms and conditions shall govern the letter of credit:
          5.2.1 Upon expiration of the Term, the letter of credit shall be returned to Tenant when Tenant is entitled to return of its Security Deposit.
          5.2.2 The letter of credit shall be in favor of Landlord, shall be issued by a commercial bank reasonably acceptable to Landlord having a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Section 5.2 and shall otherwise be in form reasonably acceptable to Landlord. The initial letter of credit shall have an expiration date not earlier than fifteen (15) months after the Commencement Date. A draft of the form of letter of credit must be submitted to Landlord for its approval prior to issuance.
          5.2.3 The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than three (3) months after the Termination Date (“End Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit. Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable letter of credit in favor of Landlord through such date.
          5.2.4 Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that an Event of Default has occurred. The letter of credit must state that it can be presented for payment at the office of the issuer or any approved correspondent in the metropolitan Boston, Massachusetts area. Funds may be drawn down on the letter of credit upon presentation to the issuing or corresponding bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:
“The Landlord is entitled to draw on this credit pursuant to that certain Lease dated for reference _______________between ACQUIPORT UNICORN, INC., a Delaware corporation, as Landlord and REMOTELYANYWHERE, INC., a Delaware corporation, as Tenant, as amended from time to time.”
It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).
          5.2.5 Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.

          5.2.6 In the event of a transfer of Landlord’s interest in the Premises, Landlord shall transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord; and Tenant shall pay all fees to the issuer necessary to evidence such transfer.
          5.2.7 Without limiting the generality of the foregoing, if the letter of credit expires earlier than the End Date, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided to the End Date upon the same terms as the expiring letter of credit or upon such other terms as may be acceptable to Landlord. However, if (i) the letter of credit is not received, Landlord may present such letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord until Tenant would otherwise be entitled to the return of the letter of credit, and to be retained by Landlord if a default occurs.
6. ALTERATIONS.
     6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.
     6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand.
     6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using

Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.
7. REPAIR.
     7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.
     7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.
     7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.
     7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.
8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days Landlord’s demand .
9. ASSIGNMENT AND SUBLETTING.
     9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least forty-five (45) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.
     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.
     9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.
     9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty (50%) percent of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.
     9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Park unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.
     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum, not to exceed $2,500.00 per request, equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

     9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.
     9.8 Notwithstanding the foregoing provisions of this Article to the contrary, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate, as hereinafter defined, of Tenant without the prior consent of Landlord, if all of the following conditions are first satisfied:
          9.8.1 Tenant shall not then be in default under this Lease;
          9.8.2 a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord;
          9.8.3 the Premises shall continue to be operated solely for the use specified in the Reference Page or other use acceptable to Landlord in its sole discretion;
          9.8.4 any guarantor of this Lease reaffirms that its Guaranty remains in full force and effect; and
          9.8.5 Tenant shall pay the Assignment/Subletting Fee plus all costs, not to exceed $2,500.00 per request, reasonably incurred by Landlord in connection with such assignment or subletting, including without limitation attorneys’ fees.
     Tenant acknowledges (and, at Landlord’s request, at the time of such assignment or subletting shall confirm) that in each instance Tenant shall remain liable for performance of the terms and conditions of the Lease despite such assignment or subletting. As used herein, the term “Affiliate” shall mean an entity which (i) directly or indirectly controls Tenant or (ii) is under the direct or indirect control of Tenant or (iii) is under common direct or indirect control with Tenant, (iv) is the successor in interest to Tenant by way of merger or consolidation, or by sale of all of the stock of Tenant or of all of the assets of Tenant, so long as the tangible net worth of the surviving or successor entity following such transaction is at least as much as the tangible net worth of Tenant immediately preceding the transaction or at the Commencement Date, whichever is higher. Control shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity.
10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
11. INSURANCE.
     11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute with Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease-each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.
     11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on Accord Form 25 and a certificate of Property insurance on Accord Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

     11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
13. SERVICES AND UTILITIES.
     13.1 Subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord’s reasonable judgment for the use and occupation of the Premises during Building Business Hours; (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within five (5) days of Landlord’s demand, for all electricity used by Tenant in the Premises, as determined by separate submetering of Tenant’s electricity. The charge shall be at the rates charged for such services by the local public utility. The parties acknowledge that, as of the Lease Reference Date, the initial rate for electricity is $1.15 per square foot of the Premises per annum, which rate is subject to change based on the rates charged, from time to time, by the local public utility. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.
     13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.
     13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within five (5) days of Landlord’s demand.
     13.4 Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within five (5) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.
     13.5 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Landlord’s shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.
14. HOLDING OVER. If Tenant retains possession of the Premises or part of them after termination of this Lese by lapse of time or otherwise, a tenancy at sufferance at the Holdover Rate, as hereinafter defined, shall be deemed to have been created and Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be Two Hundred Percent (200%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.
16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.
17. REENTRY BY LANDLORD.
     17.1 Landlord reserves and shall at all times have the right, upon reasonable advance notice (except that no notice shall be required in an emergency or to provide daily janitor service), to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

     17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.
18. DEFAULT.
     18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:
          18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.
          18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.
          18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.
          18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
          18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.
19. REMEDIES.
     19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:
          19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.
          19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.
          19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.
          19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:
               19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.
               19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.
               19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.
     19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.
     19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances, if any (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.
     19.4 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

     19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.
     19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.
     19.7 Intentionally Deleted.
     19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.
     19.9 If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.
20. TENANT’S BANKRUPTCY OR INSOLVENCY.
     20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):
          20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
               20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.
               20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 4.1; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.
               20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
               20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.
22. CASUALTY
     22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent and Tenant’s liability for Expenses, Insurance Costs and/or Taxes from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.
     22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent and Tenant’s liability for Expenses, Insurance Costs and/or Taxes hereunder shall be proportionately abated as provided in Section 22.1.
     22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
     22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.
     22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the

Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.
     22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.
23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.
24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.
25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, the statements contained therein shall be deemed true and correct and such certificate shall be fully binding on Tenant.
26. SURRENDER OF PREMISES.
     26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
     26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Landlord delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.
     26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.
27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.
28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.
29. RELOCATION OF TENANT. Landlord, at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Premises to other space in the Park of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of moving Tenant’s furniture and equipment (including telephone and data systems) to the relocated premises. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that revised Reference Pages and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises.

30. PARKING.
     30.1 During the initial Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking spaces as set forth on the Reference Page of this Lease. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:
          30.1.1 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.
          30.1.2 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.
          30.1.3 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.
          30.1.4 Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant and shall not pass to any assignee or sublessee without the express written consent of Landlord. Such consent is at the sole discretion of the Landlord.
     30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefore whatsoever. In addition, Landlord shall have the right to cancel Tenant’s right to use the Parking Facility pursuant to this Article upon ten (10) days’ written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.
31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses, Insurance Costs or Taxes) and subject to Landlord’s reasonable discretion.
32. TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.
33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report,
34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages (the “Brokers”). Landlord agrees to pay to the Brokers in connection with this Lease a brokerage commission pursuant to a separate agreement between Landlord and the Brokers.
35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.
36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.
37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.
38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 4.1, the first month’s rent as set forth in Article3 and any sum owed pursuant to this Lease.
39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.
40. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of

Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:		TENANT:

ACQUIPORT UNICORN, INC., a Delaware corporation		REMOTELYANYWHERE, INC., a Delaware corporation

By:	/s/ Robert Holmes	By:	/s/ George Holmes

Name:	Robert Holmes	Name:	George Holmes

Title:	District Manager	Title:	VP

Dated:	July 19, 2004	Dated:	July 15, 2004

FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE, dated as of December 14, 2005 (this “Amendment”), between ACQUIPORT UNICORN, INC., a Delaware corporation (“Landlord”), and 3AM LABS, INC., a Delaware corporation, as the successor in interest to REMOTELYANYWHERE, Inc., a Delaware Corporation (“Tenant”).
RECITALS:
     A. Landlord and REMOTELY ANYWHERE, INC. entered into that certain Office Lease dated for reference July 14, 2004 (the “Lease”) for approximately 4,614 rentable square feet (the “Current Premises”) on the fourth floor of the building commonly known as 500 Unicorn Park Drive, Woburn, Massachusetts (the “Building”).
     B. 3AM LABS, INC. is accepted by Landlord as the successor in interest to REMOTELY ANYWHERE, INC. and wherever in the Lease or this Amendment there is reference to Tenant, that reference shall be to 3AM LABS, INC.
     C. The Term of the Lease is currently scheduled to expire on September 30, 2006. Tenant and Landlord wish to extend the Term of the Lease. Also, Tenant wishes to lease from Landlord, and Landlord wishes to lease to Tenant, in substitution for the Current Premises, approximately 18,262 rentable square feet (the “New Space”) on the first floor of the Building. The New Space is approximately depicted on Exhibit A attached hereto.
     D. All terms, covenants and conditions contained in this Amendment shall have the same meaning as in the Lease, it being understood that other than as expressly set forth in this Amendment, the New Space shall be included within the term, “Premises”, as such term is used within the Lease, and, shall govern should a conflict exist with previous terms and conditions and that the reference to Exhibit A in the Lease shall be construed as a reference to Exhibit A to this Amendment.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     Recitals. The recitals set forth above are hereby incorporated herein as if fully set forth.
     Capitalized Terms. All capitalized terms used herein shall have the same meanings ascribed to them in the Lease, unless otherwise defined in this Amendment.
     Substitution of Premises. Effective on the date on which Landlord tenders possession of the New Space to Tenant with Landlord’s Work under Exhibit B substantially complete (the “New Space Commencement Date”), the Premises subject to the Lease shall consist solely of the New Space, and all references in the Lease to the “Premises” shall refer to the New Space. Within seven (7) days following the New Space Commencement Date, Tenant shall deliver full possession of the Current Premises to Landlord, in the condition required as though the Lease were then terminating as to the Current Premises. If Tenant fails to deliver the Current Premises within such seven-day period as above provided, Tenant shall be obligated to pay to Landlord rent also for the Current Premises at the rate then currently applicable to the Current Premises, following such seven day period on a day to day basis until Tenant has so delivered to Landlord the Current Premises. If Tenant fails to deliver the Current Premises to Landlord within thirty (30) days from the New Space Commencement Date, Tenant shall be deemed to be in holdover status in the Current Premises and shall be obligated to pay rent for the Current Premises thereafter at the Holdover Rate and subject to the holdover provision, i.e. Article 14, of the Lease. In the event Landlord shall permit Tenant to occupy the New Space prior to the New Space Commencement Date, such occupancy shall be subject to all the provisions of the Lease. Said early possession shall not advance the expiration of the term. For the purposes of defining the New Space Commencement Date under this paragraph of the Amendment and Landlord’s obligations under paragraph 10(b) of this Amendment, “substantially complete” shall mean that at a minimum Landlord’s Work under Exhibit B is in compliance with all applicable laws and regulations, an occupancy permit is issued and that there remains to be completed only “punch list” items as agreed by Tenant and Landlord.
     Term. The calendar month in which the New Space Commencement Date occurs is referred to as the “Commencement Month.” Upon the occurrence of the New Space Commencement Date, the Term of the Lease, scheduled to expire on September 30, 2006, will be extended to and through the last day of the thirty sixth (36th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month.
     Reference Page Amendments. Effective as of the New Space Commencement Date, the Reference Page of the Lease is amended in the following particulars:
          Premises Address: Premises on the First floor of the Building, instead of Third Floor as referenced therein (for outline of Premises see Exhibit A attached to this Amendment).
          Premises Rentable Area: Approximately 18,262 rentable sq. ft.
          Term of Lease: As set forth in Paragraph 4 of this Amendment.
          Termination Date: As set forth in Paragraph 4 of this Amendment.
          Annual Rent and Monthly Installment: See paragraph 6 below.
          Base Year (Direct Expenses): 2006
          Base Year (Taxes): Taxes for fiscal 2006 (i.e., commencing July 1, 2005)
          Tenant’s Proportionate Share: 9.59%
          Security Deposit: Increased to $95,875.50. The existing Letter of Credit shall be extended and amended to take into consideration the extension of the Term and increase in the amount of the Security Deposit as provided herein and the opportunities for reduction of the Security Deposit as set forth in Paragraph 11 (a) of this Amendment.

     Annual Rent and Monthly Installment of Rent. Until the New Space Commencement Date, Tenant shall continue to pay Annual Rent as currently in effect per the Lease, without change, but prorated for the Current Premises up to the New Space Commencement Date, subject however to an holdover rent pursuant to Paragraph 3 of this Amendment. Effective as of the New Space Commencement Date as to the Premises, Annual Rent shall be payable as follows:

				Monthly
	Rentable	Annual Rent		Installment of
Period	Square Footage	Per Square Foot	Annual Rent	Rent

Year l	18,262	$20.00	$365,240.00	$30,436.67
Year 2	18,262	$21.00	$383,502.00	$31,958.50
Year 3	18,262	$22.00	$401,764.00	$33,480.33
Provided that Tenant is not in default, the Monthly Installment of Rent shall be abated for the first three (3) full calendar months commencing with the New Space Commencement Date (if the New Space Commencement Date is not the first of the month, rent for the partial calendar months will be prorated to allow for a free rent credit totaling $91,310.01).
All amounts are net of Tenant electricity, which is for lights, plugs, and variable air volume (VAV) boxes within the Premises, is separately submetered, and is due and payable by Tenant in accordance with Section 13.1 of the Lease. Year 1 is the period beginning on the New Space Commencement Date and ending at the end of the twelfth (12th) full calendar month of the extended Term; Year 2 is the twelve (12) calendar month period immediately following Year 1; and so forth. The actual dates are to be confirmed per Paragraph 10b below.
     Renewal Option. Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have two (2) successive options to renew this Lease for a term of three (3) years each, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:
          If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date that is 365 days prior to the expiration of the Term of the Lease but no later than the date that is 180 days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.
          The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than sixty (60) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. In no event shall the Annual Rent and Monthly Installment be less than the Annual Rent and Monthly Installment in the preceding period.
          This option is not transferable to any third party that does not acquire all or substantially all of the assets or equity of Tenant, but is transferable by Tenant to any entity acquiring all or substantially all of the assets or equity of Tenant; the parties hereto acknowledge and agree that they otherwise intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee otherwise have any rights to exercise the aforesaid option to renew.
          As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to extend the term of the Lease.
     Expansion. To accommodate Tenant’s future need for additional space within Unicorn Park, when such need arises and so long as Tenant is not then in default under the Lease, Landlord will use commercially reasonable efforts to assist Tenant in finding additional space within Unicorn Park, if available, to satisfy such need.
     Parking. Subsection 30.1.2 of the Lease is modified by the addition of the following sentence as the last sentence of said provision: “Notwithstanding anything in the Lease to the contrary, Tenant shall be entitled to the use of nine (9) reserved covered parking spaces within 500 Unicorn Park as designated by Landlord.”
     Condition of Premises.
          Tenant acknowledges that Landlord shall have no obligation to perform any construction or make any additional improvements or alterations, or to afford any allowance to Tenant for improvements or alterations, in connection with this Amendment, other than as is set forth in this Paragraph 10. Except as is provided in this Paragraph 10 and Exhibit B, Tenant accepts the New Space in its “as is” condition.
          Landlord shall tender possession of the New Space with all the work to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed, endeavoring to do so by April 1, 2006 (the “Scheduled Commencement Date”). Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual New Space Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.
          Tenant agrees that in the event of the inability of Landlord to deliver possession of the New Space on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability and Tenant shall continue in occupancy of, and paying rent on account of, the Current Premises at the rate currently payable under the Lease; but Tenant shall not be liable for any rent for the New Space until the time when Landlord can, after notice to Tenant, deliver possession of the New Space to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if this Lease is executed by the Tenant and delivered to Landlord by January 5, 2006 and Landlord is unable to deliver possession of the New Space by May 15, 2006 (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to deliver a termination notice, unless and to the extent that said delay is as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the New Space Commencement Date and the payment of rent under this Lease for the New Space shall be accelerated by the number of days of such Tenant Delay. Subject to the foregoing, if Tenant has provided the aforesaid termination notice, this Amendment shall be deemed terminated and not to be part of the Lease and the Lease shall continue in full force and effect without reference to this Amendment.
          In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the New Space prior to the New Space Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent for the New Space. Said early possession shall not advance the Termination Date.
     Security Deposit. Article 5 of the Lease is hereby modified as follows:
          Subsection 5.2.8 is added as follows:
               5.2.8 As of the expiration of the twelfth (12th) full calendar month of the first year of the extended Term, provided that Tenant is not then in default, and that prior thereto there has occurred no monetary Event of Default, Landlord shall permit the amount of the letter of credit to be reduced by $31,958.50 to $63,917.00. As of the expiration of the twelfth (12th) full calendar month of the second year of the extended Term, provided that Tenant is not then in default, and that prior thereto there has occurred no monetary Event of Default, Landlord shall permit the amount of the letter of credit to be reduced to $31,958.50.
     Tenant’s Authority. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Amendment, a certified corporate resolution, evidencing the due authorization of Tenant to enter into this Amendment.

     Broker. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker or finder in connection with this Amendment other than Meredith & Grew, whose commissions shall be paid by Landlord pursuant to separate agreement.
     Incorporation. Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant hereby ratifies and confirms its obligations thereunder. Tenant acknowledges that as of the date of the Amendment, Tenant (i) is not in default under the terms of the Lease; (ii) has no defense, set off or counterclaim to the enforcement by Landlord of the terms of the Lease; and (iii) is not aware of any action or inaction by Landlord that would constitute a default by Landlord under the Lease.
Landlord hereby ratifies and confirms its obligations under this Lease. Landlord acknowledges that as of the date of the Amendment, Landlord (i) is not in default under the terms of the Lease; (ii) has no defense, set off or counterclaim to the enforcement by Tenant of the terms of the Lease; and (iii) is not aware of any action or inaction by Tenant that would constitute an Event of Default by Tenant under the Lease.
     Assignment and Subletting. Article 9 of the Lease is hereby modified as follows:
Subsection 9.9 is added as follows:
          9.9 Landlord’s rights under Subsection 9.3 shall not apply to any assignment or subletting by Tenant pursuant to Subsection 9.8 above.
     Surrender of Premises. Insert the phrase, “so long as Landlord has requested such an inspection in writing at least ten (10) days before the scheduling of the inspection” at the end of Subsection 26.1 of the Lease.
     Taxes Payable By Tenant. Insert the following as a last sentence to Article 28: “In no event shall this result in Tenant paying or reimbursing any real estate taxes with regard to the Premises, except to the extent that such taxes increase over the Base Year.”
     Relocation of Tenant. Article 29 of the Lease is deleted from the Lease and the phrase, “Intentionally Deleted” is substituted in lieu thereof.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:		TENANT:

ACQUIPORT UNICORN, INC., a Delaware corporation		3AM LABS, INC., a Delaware corporation

By:	/s/ (Illegible)	By:	/s/ (Illegible)

Title:	District Manager	Title:	President

Dated:	Jan 13, 2006	Dated:	Jan 5, 2006

SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE, dated as of October 19, 2007 (this “Amendment”), between ACQUIPORT UNICORN, INC., a Delaware corporation (“Landlord”), and LogMeIn, Inc., successor in interest to 3AM Labs, Inc., a Delaware corporation (“Tenant”), for certain premises in the building located at 500 Unicorn Park Drive, Woburn, Massachusetts (“Building “).
RECITALS:
     A. Landlord and Tenant’s predecessor in interest entered into that certain Lease dated for reference July 14, 2004, which was amended by that certain First Amendment To Lease (“First Amendment”) dated December 14, 2005 (as amended, the “Lease”) for approximately 18,262 rentable square feet on the first floor of the Building (the “Current Premises”).
     B. Landlord and Tenant now desire to further amend the Lease to provide for certain expansion space and extension of the Term in accordance with the terms and conditions hereinafter set forth.
     C. All terms, covenants and conditions contained in this Amendment shall have the same meaning as in the Lease, and, shall govern should a conflict exist with previous terms and conditions.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     Defined Terms. All terms defined in the Lease retain their meaning herein, unless specified herein to the contrary.
     Additional Space. Tenant wishes to lease from Landlord, and Landlord wishes to lease to Tenant, in addition to the Current Premises, approximately 13,016 rentable square feet of space on the fifth floor of the Building as approximately depicted on Exhibit A, attached hereto and incorporated herein (the “Additional Space”). Effective January 1, 2008, the Premises subject to the Lease shall consist of the Current Premises as expanded to include the Additional Space, and all references in the Lease to the “Premises” shall refer to such expanded space, except as otherwise provided in this Amendment.
     Term. The Term of the Lease is hereby extended to and through February 28, 2013.
     Rent Schedule. As of January I, 2008, Tenant shall continue to pay Annual Rent as the Lease provides for the Current Premises and shall pay Annual Rent for the Additional Space as follows, net of Tenant electricity:

					Monthly
Period		Rentable Square	Annual Rent Per		Installment of
From	through	Footage	Square Foot	Annual Rent	Rent

1/1/2008	12/31/2008	13,016	$26.50	$344,924.00	$28,743.67
1/1/2009	12/31/2009	13,016	$27.50	$357,940.00	$29,828.33
1/1/2010	12/31/2010	13,016	$28.50	$370,956.00	$30,913.00
1/1/2011	12/31/2011	13,016	$29.50	$383,972.00	$31,997.67
1/1/2012	2/28/2013	13,016	$30.50	$396,988.00	$33,082.33
Tenant is not obligated to pay any rent for the Additional Space prior to January 1, 2008. Provided that Tenant is not in default, the Monthly Installment of Rent (base rent only) for the Additional Space shall be abated and waived for the months of January and February, 2008.
As of April 1, 2009, Tenant shall pay Monthly Installment of Rent for the Current Premises in accordance with the following schedule, net of Tenant electricity:

					Monthly
Period		Rentable Square	Annual Rent Per		Installment of
From	through	Footage	Square Foot	Annual Rent	Rent

4/1/2009	11/30/2009	18,262	$25.00	$456,550.00	$38,045.83
12/1/2009	11/30/2010	18,262	$26.00	$474,812.00	$39,567.67
12/1/2010	11/30/2011	18,262	$27.00	$493,074.00	$41,089.50
12/1/2011	2/28/2013	18,262	$28.00	$511,336.00	$42,611.33
Until April 1, 2009, Tenant shall pay the rent for the Current Premises as currently provided in the Lease.
     Tenant’s Proportionate Share. Effective January 1, 2008, Tenant’s Proportionate Share for the Additional Space shall be 6.8%.
     Condition of Premises.
          Tenant acknowledges that Landlord shall have no obligation to perform any construction or make any additional improvements or alterations, or to afford any allowance to Tenant for improvements or alterations, in connection with this Amendment, other than as is set forth in this Section 6. Except as is provided in this Section 6, Tenant accepts the Additional Space in its “as is” condition.
          Landlord shall tender possession of the Additional Space with all the work to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed, endeavoring to do so by January 1, 2008. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Additional Space and Landlord agrees to proceed with due diligence to perform its obligations regarding such items.
          In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, after the existing tenant, if any, has vacated the Additional Space, to enter, use or occupy the Additional Space prior to January 1, 2008, such entry, use or occupancy shall be subject to all the provisions of the Lease other than the payment of any increase in rent pursuant to this Amendment for the period of time prior to January 1, 2008.
     Base Year for Expenses, Insurance and Taxes.
          Effective January 1, 2008 for the Additional Space only, the Base Year for Expenses and Insurance shall be 2008 and for Taxes shall be the period of July 1, 2007 through June 30, 2008.
          Effective April 1, 2009 for the Current Premises only, the Base Year for Expenses and Insurance shall be 2009 and for Taxes shall be the period of July 1, 2008 through June 30, 2009.
     Termination Option. So long as Tenant is not in default at either the time of exercise or at the time of termination, Tenant shall have the option to terminate this Lease (“Termination Option”), effective as of December 31, 2010 (“Early Termination Date”). The Termination Option may be exercised only in material compliance with the terms of this paragraph. The Termination Option shall be exercised, if at all, by delivery to Landlord (at the place and in the manner set forth in the Lease for delivery of notices) of a notice of termination (“Termination Notice”). The Termination Notice (i) must be delivered not later than nine (9) months prior to the Early Termination Date, and (ii) must be accompanied with a certified or cashier’s check in the amount of the Termination Payment (defined below). If and only if Tenant timely and properly delivers the Termination Notice and the Termination Payment, the Term of this Lease shall end and all terms and conditions of this Lease (except for those provisions that survive the termination or expiration of the Lease, such as “indemnification”) and Tenant’s obligations hereunder, including without limitation Tenant’s obligation to pay rent, shall expire on the Early Termination Date, as though the Early Termination Date had been originally fixed as the expiration date of such Term. All terms and conditions of this Lease and Tenant’s obligations hereunder, including without limitation Tenant’s obligation to pay rent, shall continue up to and including the Early Termination Date. The Termination Payment is the sole property of Landlord upon payment and is not refundable under any circumstances, except breach of this Section by the Landlord. Tenant acknowledges and agrees that the Termination Payment is fair and reasonable compensation to Landlord for the loss of expected rentals from Tenant over the remainder of the scheduled term after the Early Termination Date. All obligations of Tenant and Landlord arising under this Lease prior to the Early Termination Date and not fully performed as of the Early Termination Date shall survive the Early Termination Date. This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to terminate this Lease shall be “personal” to Tenant as set forth above and that, other than as set forth below, in no event will any assignee or sublessee have any rights to exercise the aforesaid option to terminate. Notwithstanding the above, Tenant may assign its rights under this Section in connection with a merger, consolidation, spin-off, corporate reorganization, acquisition, sale of all or substantially all of its assets or other Change of Control. “Change of Control” means any merger, investment, stock transfer or acquisition, asset transfer or acquisition, which has the effect of changing the ownership of the referenced party to this Lease or any parent or subsidiary of the referenced party. The “Termination Payment” will be the sum of (a) rent (base rent) which would, but for such termination, have been payable for the three (3) month period beginning on the day following the Early Termination Date, plus (b) the unamortized balance, as of the Early Termination Date, of Landlord’s costs for tenant improvements and rent abatement incurred in connection with this Lease, assuming amortization in full of such costs with interest at nine percent (9%) per annum over the Term of the Lease as extended by this Amendment. At Tenant’s request, Landlord shall provide a calculation of the actual Termination Payment amount.
     Commissions. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with this Amendment, other than Meredith & Grew, Inc. representing the Tenant and Cushman & Wakefield of Massachusetts, Inc. representing the Landlord (the “Brokers”). Landlord hereby agrees to pay the fees and commissions of the Brokers pursuant to separate agreements.
     Temporary Space. Upon full execution of this Amendment, Landlord will make available as temporary space up to January 9, 2008 approximately 3,685 square feet of space on the first floor of the Building (“Temporary Space”). Such occupancy shall be subject to all of the terms, conditions and covenants of this Lease, other than the payment of rent for use of such space except as hereinafter provided. Tenant shall take the Temporary Space in its as-is condition, and Landlord shall not be required to provide any tenant improvements or allowances in connection therewith. Tenant will be responsible for payment of all of its utility use within the Temporary Space and return the Temporary Space to the Landlord in the condition that it was received and broom clean. If Tenant fails to vacate the Temporary Space by January 9, 2008, Tenant shall be liable for rent on the Temporary Space from and including January 9, 2008 at the annual rate of $26.50 per square foot, payable monthly on the first day of each month in advance, until the return of such Temporary Space to Landlord. Notwithstanding the foregoing, Landlord reserves the right to terminate Tenant’s use of the Temporary Space by providing Tenant with at least a twenty-one (21) day advance written notice of such termination in the event Landlord needs the space due to a consummation of a lease with a third party for such space.
     Parking. Effective January 1, 2008, Section 9 of the First Amendment is modified by increasing “nine (9)” to “fifteen (15)” as referenced therein.
     Security Deposit. Section 11 of the First Amendment, which added Section 5.2.8 to the Lease, is hereby deleted. As of January 1, 2008, the Security Deposit shall be increased to $125,000.00 and, as provided in Section 5.2 of the Lease, it shall be in the form of an Irrevocable Standby Letter of Credit with an expiration, by automatic annual renewals, of no earlier than May 31, 2013.
     Tenant’s Authority. If Tenant signs as a corporation, Tenant represents and warrants that Tenant has been and is qualified to do business as a corporation in the Commonwealth of Massachusetts, that Tenant has full right and authority to enter into this Amendment, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. Tenant agrees to furnish promptly upon request a corporate resolution or other appropriate documentation evidencing the due authorization of Tenant to enter into this Amendment.
Tenant hereby represents and warrants that neither Tenant, nor, to its knowledge, any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.
     Incorporation. Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant hereby ratifies and confirms its obligations thereunder. Tenant acknowledges that, as of the date of the Amendment, Tenant (i) is not in default under the terms of the Lease; (ii) has no defense, set off or counterclaim to the enforcement by Landlord of the terms of the Lease; and (iii) is not aware of any action or inaction by Landlord that would constitute an Event of Default by Landlord under the Lease.
     Limitation of Landlord Liability. Redress for any claims against Landlord under the Lease or this Amendment shall only be made against Landlord to the extent of Landlord’s interest in the property to which the Premises are a part. The obligations of Landlord under the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:		TENANT:

ACQUIPORT UNICORN, INC., a Delaware corporation		LogMeIn, Inc., a Delaware corporation

By:	/s/ Edward Reiss	By:	/s/ Michael Simon

Name:	Edward Reiss	Name:	Michael Simon

Title:	District Manager	Title:	President & CEO

Dated:	October 24, 2007	Dated:	October 19, 2007